EXHIBIT 99.1
Insperity Announces Fourth Quarter and Full Year Results

•	2012 adjusted EPS increases 26% on 9% revenue growth
•	2012 adjusted EBITDA increases 23% to over $100 million
•	$43 million returned to stockholders in 2012 through dividends
•	Working capital of $116 million and no debt at Dec. 31, 2012

HOUSTON –  Feb. 8, 2013 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended Dec. 31, 2012.  For the fourth quarter, the company’s adjusted net income was $11.9 million.   Adjusted diluted earnings per share was $0.47, an 11.9% increase over 2011.  Adjusted net income excludes an after-tax non-cash impairment charge of $2.5 million, or $0.10 per share, associated with a write-down of goodwill related to a 2006 acquisition.  Additionally, there was a $0.03 effect to earnings per share, related to the accounting treatment associated with the $1.00 per share special dividend paid in December 2012.  Reported fourth quarter net income and earnings per share were $9.4 million and $0.34, respectively.

For the year ended Dec. 31, 2012, the company had adjusted diluted earnings per share of $1.67, a 25.6% increase over 2011.  Adjusted results exclude $0.10 per share related to the impairment charge and $0.01 per share related to the accounting treatment associated with the special dividend in 2012, and $0.17 per share for two non-operational items in 2011.  Reported 2012 net income was $40.4 million, or $1.56 per share, a 34.5% increase compared to 2011.

“We are pleased with these strong results for both the quarter and the year, achieved in spite of the effects of the election and fiscal cliff on our customer base comprised of highly successful U.S. small businesses,” said Paul J. Sarvadi, Insperity chairman and chief executive officer.
“Our plan for growth in 2013 is to invest in expanding our number of business performance advisors, leverage opportunities related to health care reform, and accelerate the growth of our adjacent businesses.”

Fourth Quarter Results

Revenues for the fourth quarter of 2012 increased 7.5% over the fourth quarter of 2011 due to a 6.0% increase in the average number of worksite employees paid per month and a 1.5% increase in revenues per worksite employee per month.  Gross profit increased 4.0% over the fourth quarter of 2011 to $93.5 million, as expected.

Operating expenses increased 5.9% to $77.6 million compared to the fourth quarter of 2011.  Excluding the $4.2 million impairment charge, operating expenses increased less than 1.0% to $73.4 million.

Year-to-Date Results

Revenues in 2012 were $2.2 billion, an increase of 9.2% over 2011.  Gross profit for the year ended Dec. 31, 2012, increased 8.7% to $382.2 million.  The average gross profit per worksite employee per month increased $2, or 0.8%, to $253 in 2012 from $251 in 2011.

Reported 2012 operating expenses were $314.7 million.  Excluding the $4.2 million impairment charge, operating expenses increased 5.5% over 2011 to $310.5 million.

Reported operating income for the year ended Dec. 31, 2012, was $67.5 million.  Excluding the impairment charge, operating income was $71.7 million, a 25.1% increase over 2011.

Adjusted EBITDA increased 22.8% to $100.9 million compared to 2011.  These results exclude the impairment charge in 2012 and $7.5 million in costs associated with two non-operational items in 2011.  Cash outlays in 2012 included the repurchase of 595,676 shares at a cost of $16.9 million, including 80,983 shares repurchased in a modified “Dutch auction” tender offer in the fourth quarter; dividends of $42.7 million, including a special cash dividend of $25.7 million paid in the fourth quarter; and capital expenditures of $17.6 million.  Working capital at Dec. 31, 2012, was $115.7 million.

“Our strong balance sheet and cash flow have allowed us to continue to invest in the business while returning significant value to stockholders, including a $1.00 per share special dividend paid in December,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer.  “Going forward, we intend to continue to invest in our growth initiatives, continue our dividend program, and apply the $47 million balance authorized in our $50 million Dutch tender offer to future share repurchases.”

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the first quarter and full year 2013 and answer questions from investment analysts.  To listen in, call 877-651-0053 and use conference i.d. number 87449063.  The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today.  A replay of the conference call will be available at 855-859-2056, conference i.d. 87449063, for one week.  The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 26 years, provides an array of human resources and business solutions designed to help improve business performance. InsperityTM Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace.  Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce OptimizationTM solution.  Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services.  Insperity business performance solutions support more than 100,000 businesses with over 2 million employees.  With 2012 revenues of $2.2 billion, Insperity operates in 57 offices throughout the United States.  For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions.  Forward-looking statements involve a number of risks and uncertainties.  In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results.  We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made.  These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict.  In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate.  Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: (i) continued effects of the economic recession and general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; and (x) an adverse final judgment or settlement of claims against Insperity.  These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission.  Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	Dec. 31,	Dec. 31,
	2012	2011

Assets
Cash and cash equivalents	$264,544	$211,208
Restricted cash	47,149	44,737
Marketable securities	16,904	56,987
Accounts receivable	190,386	170,933
Prepaid insurance	15,620	21,300
Other current assets	9,651	11,488
Income taxes receivable	—	2,902
Deferred income taxes	7,211	3,233
Total current assets	551,465	522,788

Property and equipment, net	93,942	92,944
Prepaid health insurance	9,000	9,000
Deposits	67,201	54,960
Goodwill and other intangible assets, net	23,775	28,433
Other assets	4,817	4,134
Total assets	$750,200	$712,259

Liabilities and Stockholders’ Equity
Accounts payable	$3,660	$5,085
Payroll taxes and other payroll deductions payable	178,534	168,652
Accrued worksite employee payroll expense	150,070	130,317
Accrued health insurance costs	13,942	9,427
Accrued workers’ compensation costs	49,484	46,548
Accrued corporate payroll and commissions	23,537	22,383
Other accrued liabilities	12,478	13,814
Income taxes payable	4,054	—
Total current liabilities	435,759	396,226

Accrued workers’ compensation costs	64,536	60,054
Deferred income taxes	9,000	10,772
Total noncurrent liabilities	73,536	70,826

Stockholders’ equity:
Common stock	308	309
Additional paid-in capital	133,207	135,871
Treasury stock, cost	(133,950)	(134,647)
Accumulated other comprehensive income, net of tax	16	24
Retained earnings	241,324	243,650
Total stockholders’ equity	240,905	245,207
Total liabilities and stockholders’ equity	$750,200	$712,259

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended Dec. 31,			Year ended Dec. 31,
	2012	2011	Change	2012	2011	Change
Operating results:
Revenues (gross billings of $3.653 billion, $3.246 billion, $12.992 billion and $11.7 billion, less worksite employee payroll cost of $3.121 billion, $2.751 billion, $10.833 billion and $9.724 billion, respectively)	$532,438	$495,114	7.5%	$2,158,824	$1,976,219	9.2%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	438,935	405,168	8.3%	1,776,603	1,624,444	9.4%
Gross profit	93,503	89,946	4.0%	382,221	351,775	8.7%
Operating expenses:
Salaries, wages and payroll taxes	41,405	37,675	9.9%	168,807	155,233	8.7%
Stock-based compensation	2,429	2,146	13.2%	9,814	8,601	14.1%
Commissions	4,216	3,701	13.9%	14,515	13,451	7.9%
Advertising	4,585	8,333	(45.0)%	21,586	26,613	(18.9)%
General and administrative expenses	15,870	17,517	(9.4)%	77,564	75,345	2.9%
Impairment charge	4,191	—	—	4,191	—	—
Depreciation and amortization	4,914	3,883	26.6%	18,250	15,218	19.9%
Total operating expenses	77,610	73,255	5.9%	314,727	294,461	6.9%
Operating income	15,893	16,691	(4.8)%	67,494	57,314	17.8%
Other income (expense):
Interest income, net	147	140	5.0%	609	969	(37.2)%
Other, net	46	(11)	518.2%	187	(7,508)	102.5%
Income before income tax expense	16,086	16,820	(4.4)%	68,290	50,775	34.5%
Income tax expense	6,641	5,976	11.1%	27,888	20,305	37.3%
Net income	$9,445	$10,844	(12.9)%	$40,402	$30,470	32.6%
Less distributed and undistributed earnings allocated to participating securities	(858)	(325)	164.0%	(1,224)	(908)	34.8%
Net income allocated to common shares	$8,587	$10,519	(18.4)%	$39,178	$29,562	32.5%
Basic net income per share of common stock	$0.34	$0.42	(19.0)%	$1.57	$1.16	35.3%
Diluted net income per share of common stock	$0.34	$0.42	(19.0)%	$1.56	$1.16	34.5%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2012	2011	Change	2012	2011	Change

Statistical data:
Average number of worksite employees paid per month	129,345	122,065	6.0%	125,650	116,839	7.5%
Revenues per worksite employee per month (1)	$1,372	$1,352	1.5%	$1,432	$1,410	1.6%
Gross profit per worksite employee per month	241	246	(2.0)%	253	251	0.8%
Operating expenses per worksite employee per month	200	200	—	208	210	(1.0)%
Operating income per worksite employee per month	41	46	(10.9)%	45	41	9.8%
Net income per worksite employee per month	24	30	(20.0)%	27	22	22.7%

(1)	Gross billings of $9,414, $8,864, $8,617 and $8,345 per worksite employee per month, less payroll cost of $8,042, $7,512, $7,185 and $6,935 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2012	2011	Change	2012	2011	Change

Payroll cost (GAAP)	$3,120,665	$2,751,184	13.4%	$10,832,966	$9,723,990	11.4%
Less: Bonus payroll cost	597,854	415,548	43.9%	1,326,442	1,059,677	25.2%
Non-bonus payroll cost	$2,522,811	$2,335,636	8.0%	$9,506,524	$8,664,313	9.7%

Payroll cost per worksite employee per month (GAAP)	$8,042	$7,513	7.0%	$7,185	$6,935	3.6%
Less: Bonus payroll cost per worksite employee per month	1,541	1,135	35.8%	880	755	16.6%
Non-bonus payroll cost per worksite employee per month	$6,501	$6,378	1.9%	$6,305	$6,180	2.0%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees.  Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program.  As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three months ended			Year ended
	Dec. 31,			Dec. 31,
	2012	2011	Change	2012	2011	Change
Net income (GAAP)	$9,445	$10,844	(12.9)%	$40,402	$30,470	32.6%
Income tax expense	6,641	5,976	11.1%	27,888	20,305	37.3%
Interest expense	89	89	—	354	108	227.8%
Depreciation and amortization	4,914	3,883	26.6%	18,250	15,218	19.9%
EBITDA	21,089	20,792	1.4%	86,894	66,101	31.5%
Impairment charge	4,191	—	—	4,191	—	—
Stock-based compensation	2,429	2,146	13.2%	9,814	8,601	14.1%
Non-operational items	—	—	—	—	7,496	—
Adjusted EBITDA	$27,709	$22,938	20.8%	$100,899	$82,198	22.8%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense.  Insperity management believes EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2012	2011	Change	2012	2011	Change

Net income (GAAP)	$9,445	$10,844	(12.9)%	$40,402	$30,470	32.6%
Impairment charge, net of tax	2,460	—	—	2,460	—	—
Non-operational items, net of tax	—	—	—	—	4,493	—
Adjusted net income	$11,905	$10,844	9.8%	$42,862	$34,963	22.6%

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2012	2011	Change	2012	2011	Change

Diluted net income per share of common stock (GAAP)	$0.34	$0.42	(19.0)%	$1.56	$1.16	34.5%
Impairment charge, net of tax	0.10	—	—	0.10	—	—
Impact of dividends exceeding earnings	0.03	—	—	0.01	—	—
Non-operational items, net of tax	—	—	—	—	0.17	—
Adjusted diluted net income per share of common stock	$0.47	$0.42	11.9%	$1.67	$1.33	25.6%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of a $4.2 million impairment charge associated with the Performance Management reporting unit in 2012, and two non-operational items in 2011 (loss on aircraft exchange and California settlement), net of tax.  Under the two-class earnings per share method, the undistributed losses resulting from dividends exceeding net income are not allocated to participating securities.  Insperity management believes adjusted net income is a useful measure of the company’s operating performance in this period, as it allows for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies.  Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Insperity includes non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.